UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 29, 2024
(Date of earliest event reported)

1-800-FLOWERS.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26841	11-3117311
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Jericho Plaza, Suite 200
Jericho, New York 11753
(Address of principal executive offices) (Zip Code)

(516) 237-6000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FLWS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Today, 1-800-FLOWERS.COM, Inc. (the “Company”) announced that, effective December 29, 2024, William E. Shea  will retire from his position as Senior Vice President, Treasurer and Chief Financial Officer.

The Company also announced that, effective December 29, 2024, James Langrock has been appointed Chief Financial Officer of the Company. Mr. Langrock, age 59, has served as the Company’s Chief Administrative Officer since April 2024. Prior to joining the Company, Mr. Langrock held the position of Chief Financial Officer at several public and privately held companies, including Charcuterie Artisans from January 2020 to March 2024, The Hain Celestial Group from June 2017 through December 2019, and Monster Worldwide, Inc. from January 2011 through October 2015. He holds an MBA from Hofstra University and a Bachelor of Business Administration from James Madison University.

There are no transactions to which the Company is or was a participant and in which Mr. Langrock has a material interest subject to disclosure under Item 404(a) of Regulation S-K. The selection of Mr. Langrock to serve as Chief Financial Officer was not pursuant to any arrangement or understanding with respect to any other person.

There are no reportable family relationships or related person transactions involving the Company and Mr. Langrock.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished with this Form 8-K:

99.1	Press Release dated August 29, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1-800-FLOWERS.COM, INC.

By:	/s/ Michael R. Manley
Michael R. Manley
Senior Vice President, General Counsel and Corporate Secretary

Date: August 29, 2024